Exhibit 10

SECOND AMENDED AND RESTATED
1998 STOCK OPTION PLAN OF MANUGISTICS GROUP, INC.

   1.       Purpose.

             The purposes of the Second Amended and Restated 1998 Stock Option Plan (the “Plan”) of Manugistics Group, Inc. (the “Company”) are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other employees, to motivate officers and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers and other selected employees. The Plan authorizes incentive and non-qualified stock options. In addition, the Plan is intended as an additional incentive to directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of options to acquire Common Stock. The Plan is also intended as an additional incentive to selected consultants to the Company to devote themselves to the success of the Company by providing them with similar benefits.

   2.        Definitions.

             “Board of Directors” means the Board of Directors of the Company.

             “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

            “Committee” means the committee of the Board of Directors established and constituted as provided in Section 5 of the Plan.

            “Common Stock” means the common stock, $.002 par value of the Company, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

            “Company” means Manugistics Group, Inc., a Delaware corporation, or any successor corporation.

            “Employee” means any employee, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time.

            “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect time to time, including all rules and regulations promulgated thereunder.

            “Fair Market Value” means in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low per share sale prices of the Common Stock reported on the NASDAQ System, or other established stock exchange on which the Common Stock is then traded.

            “Incentive Stock Option” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.

            “Non-Qualified Stock Option” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is designated as a non-qualified option.

            “Participant” means any Employee, non-employee director of, or consultant to, the Company or a Subsidiary who receives a Stock Option under the Plan.

            “Plan” means this Second Amended and Restated 1998 Stock Option Plan of the Company, as set forth herein and as hereafter amended from time to time in accordance with the terms hereof.

            “Stock Option” means and includes any Non-Qualified Stock Option and any Incentive Stock Option granted pursuant to Section 6 of the Plan.

            “Subsidiary” means the definition set forth in Section 424(f) of the Code.

   3.       Effective Date; Term.

             (a) Effective Date.    The Plan shall be effective on July 24, 1998, upon approval by the shareholders of the Company at the 1998 annual meeting of shareholders of the Company or any adjournments thereof.

            (b) Term.    The Plan shall remain in effect until July 23, 2008 unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect grants then outstanding.

   4.         Shares of Common Stock Subject to Plan.

             (a)    Maximum Number of Shares Available for Issuance Under the Plan. The maximum aggregate number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 4(b) of the Plan, shall be twenty million four hundred seventy-five thousand eight hundred (20,475,800) (or such lesser number equal to the sum of all available shares under all of the Company’s existing Stock Option Plans on the date prior to the adoption of this Plan by the shareholders, excluding the Company’s Employee Stock Purchase Plan), plus any shares of Common

Stock issued under the Plan that are forfeited back to the Company or are canceled pursuant to the terms of any option grant agreement. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of the Common Stock shall be issued under the Plan.

            (b)    Adjustments Upon Changes in Capital Structure. In the event of any change in the capital structure, capitalization or Common Stock of the Company such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustment, if any, as the Board of Directors in its discretion may deem appropriate to reflect such change shall be made with respect to: (i) the maximum number of shares of Common Stock which may be issued pursuant to the Plan; (ii) the number of shares of Common Stock subject to any outstanding Stock Option made to any Participant under the Plan; (iii) the per share exercise price in respect of any outstanding Stock Options; (iv) the number of shares of Common Stock which are the subject of grants then outstanding under the Plan; and (v) any other term or condition of any grant affected by any such change, subject to the provisions of Section 8(a) below.

   5.         Administration.

             (a)    The Committee. The Plan shall be administered by the Committee to be appointed from time to time by the Board of Directors and comprised of not less than two of the then members of the Board of Directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16(b)-3 under the Exchange Act (or has similar status under any successor provision) and as “outside directors” within the meaning of Section 162(m) of the Code. Members of the Committee shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any one or more members of the Committee may participate in a meeting by conference telephone or similar means where all persons participating in the meeting can hear and speak to each other, which participation shall constitute presence in person at such meeting. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held. The Company shall issue Stock Options under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Committee shall approve.

            (b)    Committee Powers. The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) select Participants from among the Employees and non-employee Directors of the Company and Subsidiaries; (ii)

establish the types of, and the terms and conditions of, all grants of Stock Options made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of the Plan; (iii) make grants of Stock Options subject to and consistent with the express provisions of the Plan; (iv) prescribe the form or forms of grant agreements and other instruments evidencing grants under the Plan; (v) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan; (vi) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (vii) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants employed in such other countries; (viii) modify the terms of outstanding Stock Options, except that, (A) without the consent of the optionee, no such modification may impair the rights granted under any such Stock Option, and (B) without stockholder approval, the Committee may not take any action to decrease the exercise price of outstanding Stock Options, unless the total number of shares of Common Stock subject to Stock Options as to which such decrease in the exercise price is effective is equal to or less than 10% of the maximum number of shares of Common Stock which may be issued pursuant to the Plan under Section (4), as amended from time to time; (ix) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (x) engage the services of persons and firms, including banks and consultants, in furtherance of the Plan’s activities; and (xi) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan.

            (c)    Committee’s Decisions Final. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any grant agreement, shall be final, conclusive and binding upon all Participants, and all persons claiming through Participants, affected thereby.

            (d)    Indemnification of Committee Members. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Committee member shall be entitled to the indemnification rights set forth in this Section 5(d) only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

   6.         Stock Options.

             (a)    In General. Options to purchase shares of Common Stock may be granted under the Plan and may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall determine. Any option intended to qualify as an Incentive Stock Option shall contain all of the terms required by the Code in order to receive favorable tax treatment under the Code.

            (b)    Eligibility and Limitations. Any officer of the Company and any other Employee of the Company or a Subsidiary may be granted Stock Options. The Committee shall determine, in its discretion, the Employees to whom Stock Options will be granted, the timing of such grants, and the number of shares of Common Stock subject to each Stock Option granted; provided, that (i) the maximum number of shares of Common Stock in respect of which Stock Options may be granted to any Employee during any calendar year shall be 1,000,000 and (ii) in respect of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code, except that, any portion of any Incentive Stock Option that cannot be exercised as such because of this limitation shall automatically be converted into and exercised as a Non-Qualified Stock Option. The Committee as part of any corporate transaction described in Section 424(a) of the Code shall have the right (in any manner which the Committee in its discretion deems consistent with Section 424(a) of the Code) to effect the assumption of, or the substitution for, option grants previously made by any other corporation to the extent that such corporate transaction calls for or permits such substitution or assumption of such stock option grants.

            (c)    Option Exercise Price. The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option, unless otherwise required by law.

            (d)    Option Term. The term of each Stock Option shall be fixed by the Committee; except that in no event shall the term of any Incentive Stock Option exceed ten years after the date such Incentive Stock Option is granted.

            (e)    Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. No Stock Option may be exercised unless the holder thereof is at the time of such exercise an Employee and has been continuously an Employee since the date such Stock Option was granted, except that the Committee may permit the exercise of any Stock Option for any period following the Participant’s termination of employment not in excess of the original term of the Stock Option on such terms and conditions as it shall deem appropriate. In the case of any option subject to any vesting requirements, the Committee may provide for the acceleration of the time at which such option may be exercised. Notwithstanding anything to the contrary in this Plan or in any Stock Option, if an Employee is terminated involuntarily without cause within one year after a consolidation or merger in which the Company is not the surviving corporation, all unexpired Stock Options held by such Employee shall be exercisable for a period of ninety (90) days after such termination, but in no event after the original expiration date set forth in the applicable Stock Option.

            (f)    Method of Exercise. A Stock Option may be exercised, in whole or in part as to a minimum of 50 shares or, if fewer, the total number of shares subject to the Stock Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, plus any required withholding taxes, in cash or, if permitted by the terms of the related grant agreement or otherwise approved in advance by the Committee, in shares of Common Stock already owned by the Participant valued at the Fair Market Value of the Common Stock on the date of exercise. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee and to use the proceeds from such sale to pay the exercise price and withholding taxes.

            (g)    Stock Options to Non-Employee Directors.

(i) On the date of an Annual Meeting of the Shareholders, each director who is not an employee of the Company shall receive a Non-Qualified Stock Option to purchase shares of the Common Stock at a price per share as determined in Section 6(c) above in the following amounts: 16,000 shares after the first Annual Meeting at which a director is initially elected to the Board and 16,000 shares at each Annual Meeting thereafter, so long as the director remains a member of the Board. Any director who is elected to the Board at any time other than an Annual Meeting will receive a percentage of the annual grant on the date of his or her election based on the number of fiscal quarters ending from the date of the appointment or election until the next Annual Meeting of Shareholders. Each Non-Qualified Stock Option received by a director pursuant to this Section 6(g)(i) shall vest quarterly over a four year period and therefore become exercisable in 16 equal installments each calendar quarter from the date the Non-Qualified Stock Option is granted. Any director leaving the Board prior to the quarterly vesting date of a Non-Qualified Stock Option grant shall forfeit the unvested portion of any such Non-Qualified Stock Option grant, unless the exception contained in Section 6(g)(v) applies.

(ii) On January 13, 2000, each director who is not an employee of the Company and who is presently serving as a director on such date shall receive an additional Non-Qualified Stock Option to purchase 8,000 shares of the Common Stock at a price per share as determined in Section 6(c) above. Each additional Non-Qualified Stock Option received by a director pursuant to this Section 6(g)(ii) shall vest quarterly over a four year period and therefore become exercisable in 16 equal installments each calendar quarter from the date the additional Non-Qualified Stock Option is granted. Any director leaving the Board prior to the quarterly vesting date of an additional Non-Qualified Stock Option grant shall forfeit the unvested portion of any such additional Non-Qualified Stock Option grant, unless the exception contained in Section 6(g)(v) applies.

(iii) In addition to the Non-Qualified Stock Option pursuant to Section 6(g)(i) above, any director who is newly elected or appointed to the Board will receive an additional Non-Qualified Stock Option, at the sole discretion of the Board, to purchase up to 16,000 shares of the Common Stock at a price per share as determined in Section 6(c) above. Each Non-Qualified Stock Option received by a director pursuant to this Section 6(g)(iii) shall vest and become exercisable with respect to 25% of the shares subject to the additional Non-Qualified Stock Option one calendar year from the date the additional Non-Qualified Stock Option is granted. The remaining 75% of the shares subject to the additional Non-Qualified Stock Option shall vest and become exercisable in equal installments quarterly over the following 12 calendar quarters. Any director leaving the Board prior to the annual or quarterly vesting date of an additional Non-Qualified Stock Option grant shall forfeit the unvested portion of any such additional Non-Qualified Stock Option grant, unless the exception contained in Section 6(g)(v) applies.

(iv) If the director’s term in office is terminated by the death of the director, the executor or administrator of the director’s estate shall have the right to exercise with respect to all or any part of the number of shares which were vested on the date of death, within one year of the date of the death of the director.

(v) Any director asked to resign from the Board, except for Cause (defined below), or not nominated for election to an additional term on the Board, except for Cause (defined below), shall retain the unvested portion of his or her Non-Qualified Stock Option grants, subject to their original vesting schedule. Cause shall be defined as a good faith determination by the Board that the director, in or related to the performance of his or her duties, has not acted in good faith and in a manner to be in or not opposed to the best interests of the Company.

Notwithstanding anything contained herein to the contrary, no Non-Qualified Stock Option shall be exercisable following ten (10) years from the date the Non-Qualified Stock Option is granted.

            (h)    Stock Options to Consultants. The Committee may grant Non- Qualified Stock Options to consultants to the Company on such terms and conditions as are determined by the Committee, generally similar to those set forth above in Sections 6(a) through 6(f), except that any restrictions required to be set forth only in Stock Options to Employees need not be set forth in Stock Options to consultants.

   7.      Non-Transferability of Grants.

             No grant under the Plan, and no right or interest therein, shall be (a) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, or (b) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (c) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Stock Options are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options will be issued only to the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options granted to a Participant in the event of his or her death or disability. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related grant agreement: (i) authorize a Participant to transfer all or a portion of any Non-Qualified Stock Option granted to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant’s parents, spouse or other life partner, children or grandchildren, siblings, or children of siblings, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular grant pursuant to a qualified domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Stock Option which becomes the subject of a permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of such Stock Option. In no event shall any permitted transfer of a Stock Option create any right in any party in respect of any Stock Option, other than the rights of the qualified transferee in respect of such Stock Option specified in the related grant agreement.

   8.        Change in Control.

             Subject to any required action by the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Stock Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding Stock Option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, to exercise his or her Stock Option in whole or in part without regard to any vesting requirements or installment provisions set forth in his or her Stock Option grant agreement.

            Notwithstanding the above provisions, a Stock Option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation under circumstances which are not deemed a modification of the Stock Option within the meaning of Sections 424 and 424(3)(A) of the Internal Revenue Code.

            9.        Amendment of Plan.

                       The Board of Directors shall have the sole right and power to amend or terminate the Plan at any time and from time to time; provided, however, that the Board of Directors may not amend the Plan, without approval of the shareholders of the Company, in a manner which would:

                      (a)    cause Stock Options which are intended to be Incentive Stock Options to fail to qualify;

                      (b)    cause the Plan or any transaction thereunder to fail to meet the requirements of Rule 16(b)-3; or

                      (c)    violate applicable law.

            10.     General Provisions.

                      (a)    All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law.

                      (b)    Nothing contained in the Plan shall prevent the Board of Directors from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

                      (c)    Nothing contained in the Plan or in any grant hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate or modify the employment of any of its employees at any time.

                      (d)    The Plan and all grants made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

                       (e)    Any Stock Option granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to grants under this Plan).

                       (f)    A leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Any Stock Option granted under the Plan shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company or any Subsidiary.

                       (g)    The obligations of the Company with respect to all Stock Options under the Plan shall be subject to (A) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, and (B) the rules and regulations of any securities exchange or association on which the Common Stock may be listed or traded.

                       (h)    If any of the terms or provisions of the Plan conflict with the requirements of Rule 16(b)-3 as in effect from time to time, or with the requirements of any other applicable law, rule or regulation, and with respect to Incentive Stock Options, Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16(b)-3, and with respect to Incentive Stock Options, Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

                      (i)    A Participant or a permitted transferee of an option shall have no rights as a stockholder with respect to any shares covered by the Participant’s Stock Option until the date of the issuance of a stock certificate to the Participant for such shares following the exercise of such Stock Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4(b) hereof.

                      (j)    No provision of this Plan or any Stock Option shall be construed to prevent the Company from taking any corporate action deemed by the Company to be appropriate or in its best interest, whether or not such action could have an adverse effect on the Plan or any Stock Options granted hereunder, and no Stock Option holder or Stock Option holder’s estate, personal representative or beneficiary shall have any claim against the Company as a result of taking such action. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees or directors of, or consultants to, the Company.